EXHIBIT 10(n)(i)

UST

                                   AMENDMENT

     This Agreement amends the First Amended and Restated Employment Agreement between Neal F. Finnegan and UST Corp. dated as of the 21st day of November, 1995 (the "Employment Agreement"). All capitalized terms used in this Agreement shall have the meaning ascribed to them in the Employment Agreement unless otherwise provided herein.

    1. The original term of the Employment Agreement is hereby extended such that it shall expire on January 4, 2000.

    2. The Employee's base salary is hereby increased effective January 1, 1997, to a rate of $480,000 per annum.

    3. In addition to the stock options previously granted the Employee as set forth in Section II of the Employment Agreement, the Employee is granted on January 2, 1997, a total of 50,000 stock options under the Plan, priced at fair market value at the close of trading on January 2, 1997, as reported by the Wall Street Journal (the "Exercise Price"). The options shall vest as follows: (i) one third of the shares on January 2, 1997; (ii) one third on the earlier of January 2, 1998 or the first trading day on which the closing price of UST Common Stock shall have equaled or exceeded for ten consecutive trading days the Exercise Price plus Three Dollars ($3.00); and (iii) the last third on the earlier of January 2, 1999 or the first trading day on which the closing price of UST Common Stock shall have equaled or exceeded for ten consecutive trading days the Exercise Price plus Six Dollars ($6.00).

    4. In addition to shares of Restricted Stock previously granted the Employee as set forth in Section II of the Employment Agreement, the Employee is granted on January 2, 1997 a total 10,800 shares of Restricted Stock under the plan which shall vest on January 2, 1999, in accordance with the Plan.

    5.   The options and  Restricted  Stock  granted to the Employee  under this
         Agreement   shall  vest  in  accordance  with  Section  VIIIC.  of  the
         Employment Agreement in the event of a Change of Control.

    6. Except as expressly modified herein, the Employment Agreement, and all of its terms and provisions, shall remain in full force and effect.


UST Corp.
40 Court Street. Boston. Massachusetts 02108
(617) 726-7000 Telex 951494 UST BSN



     Intending to be legally bound, the parties have signed this Agreement as of the 17th day of December, 1996.

UST CORP:
By:    /s/ William Schwartz
       ------------------------
       William Schwartz
Title: Chairman of the Board


       /s/ Neal F. Finnegan
       ------------------------
       Neal F. Finnegan